Exhibit 99.1

FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Announces Plans to Divest its New Jersey Assets

Newark, N.J., August 12, 2005 -- Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) (Amex: WOC) announced today that it plans to divest all of its real estate assets located in New Jersey. The bulk of the Company’s New Jersey properties are intended to be sold as a portfolio during the fourth quarter of 2005. The Company expects to reinvest the proceeds resulting from this potential sale as part of a tax-deferred exchange into a multi-family property located in Arizona or in another core market. The divestiture and acquisition, if completed, will consolidate the Company’s investment base in a tax-efficient manner into multi-family assets in a core market and are expected to increase the Company’s cash flow.

Divestiture of New Jersey Assets: The Company recently listed for sale most of its New Jersey assets for $26.5 million. The New Jersey properties being divested include: Alpine Village (132 units in Sussex), 17.5 acres located adjacent to Alpine Village, Galsworthy Arms Condominiums (41 units), Jefferson Gardens Condominiums (18 units), the Rutherford Bank Branch, 1.8 acres located on the shore of Lake Hopatcong, and 0.5 acre located in West Orange. The properties are being sold as a portfolio and were listed with the national real estate brokerage firm Marcus & Millichap. The Company believes that the residential properties included in the portfolio, Alpine Village, Galsworthy Arms and Jefferson Gardens, have benefited as a result of the Company’s significant investment program and repositioning efforts during the past year. David Thurston, the listing agent for Marcus & Millichap, stated, “The Wilshire portfolio is a rare opportunity for a buyer to acquire a valuable grouping of assets with outstanding locations and considerable appreciation potential.” No assurance can be given, however, that the properties will be sold as a single portfolio or that buyers will meet the Company’s asking price.

Sale of Several Condominium Units: The Company recently divested several of its condominium units at Galsworthy Arms and Jefferson Gardens as part of its previously announced strategy of establishing an improved market valuation for its investment in the condominium complexes. The Company sold a one-bedroom at Galsworthy Arms for $240,000 in May 2005, and recently entered into purchase & sale agreements to sell one-bedroom and two-bedroom Galsworthy Arms condominiums for $259,900 and $287,900, respectively. The Company sold a one-bedroom condominium at Jefferson Gardens for $150,000 in August 2005 and recently entered into a purchase & sale agreement to sell a two-bedroom Jefferson Gardens condominium for $186,000. These prices compare favorably to the valuation estimates of the Galsworthy Arms and Jefferson Garden condominium units provided by management in the Company’s October 2004 investor presentation. The Company believes that the attractive prices achieved for the Galsworthy Arms condominiums resulted in part from its $300,000 investment and repositioning strategy for this complex. Similarly, management believes that the Jefferson Garden condominiums achieved an attractive valuation due to an effective internal upgrade program.

Pending Acquisition of Arizona 2004 Multi-Family Asset: The Company recently signed a contract to acquire The Village at Gateway Pavilions, a 240 unit “Class A” multi-family property built in 2004 in Avondale, Arizona for $28.1 million. The purchase, which is subject to due diligence and the assumption of HUD financing, is expected to close in January 2006. (No assurance can be given, however, that the property will be acquired.) The Company expects to use the proceeds from the sale of assets, such as the sale of the Biltmore Club and / or other assets to primarily fund this transaction through a 1031 exchange. A 1031 exchange with the proceeds from the sale of the Biltmore Club would enable the Company to defer an estimated $5.0 million in taxes resulting from the sale of this property. The newly built property, located near a highly successful shopping center, office condominium park and major roads in western Phoenix, is currently 93% occupied after a one-year lease up period. The Company believes that the “Cash Flow” (defined as net operating income less interest expense and capital expenditures) generated from this new “Class A” Arizona asset will be greater than the historical Cash Flow from the Biltmore Club or the portfolio of the New Jersey assets currently being sold.

The Wilshire Hotel: As previously reported, on June 2, 2005, Wilshire completed a successful transaction with respect to the Wilshire Grand Hotel and Banquet Facility (the "Wilshire Hotel") located in West Orange, New Jersey. The Company previously leased the Wilshire Hotel under two 25-year operating leases, one for the hotel and one for the banquet facility, to an experienced hotel operator (the “Hotel Operator”). In 2004, the Hotel Operator ceased payment on its mortgage obligations, which are held by a third party (the “Mortgagor”) and secured by multiple properties including the Wilshire Hotel. In January 2005, the Hotel Operator ceased making lease payments to Wilshire which, for the year ended December 31, 2005, would have totaled $255,500. As a result of not receiving lease payments, the Company initiated and completed a restructuring effort which included the termination of the leases with the Hotel Operator and the contribution of the Wilshire Hotel by the Company to a newly formed limited liability company, WO Grand Hotel, LLC. The Mortgagor contributed its loan receivable secured by the Wilshire Hotel of $11.9 million from the Hotel Operator, and the Company and Mortgagor are the sole members of the LLC (the Hotel Operator is no longer associated with the ownership or operations of the Wilshire Hotel).

As a result of this transaction, the Company has been responsible for the Wilshire Hotel’s operations since June 2, 2005 and hired a hotel management company for the property. The LLC’s operating agreement provides that the first $7.5 million in profits and gains will be allocated to Wilshire and that in certain circumstances Wilshire’s interests can be acquired for $5.25 million.

Sherry Wilzig Izak, Chairman and Chief Executive Officer, commented, “The actions announced today are indicative of the Company’s previously stated objective to optimize the valuation of its diverse asset base. Over the past year, the Company has been investing in and repositioning select assets in anticipation of a potential divestiture at an improved valuation. The significantly improved valuation of the Galsworthy Arms condominiums is an example of this successful strategy.”

Ms. Izak continued: “The divestiture of the New Jersey portfolio reflects our strategy of rationalizing the Company’s investment portfolio into a few core markets. If opportunities arise, we plan to continue divesting non-core assets. In particular, properties included for financial reporting purposes as discontinued operations, including a ten-story landmark building in Perth Amboy and 72 units in Riverdale, Georgia, may be sold by the Company at an appropriate time and valuation. The Perth Amboy building is currently benefiting from a recently commenced $750,000 capital improvements program and renewed leasing activity, both resulting from our successful negotiation with the City of Perth Amboy. We continue to evaluate the acquisition of real estate assets in our core markets, particularly if the Company is able to defer paying taxes resulting from a gain from the sale of a property by acquiring a new property in conjunction with a 1031 exchange.”

Ms. Izak concluded: “On behalf of the Board of Directors, I want to thank our shareholders for their continuing support as we execute our previously disclosed value creation strategy. Under the leadership of Dan Pryor, President and Chief Operating Officer, we have replaced all personnel at the corporate office in order to strengthen the Company’s ability to execute this strategy. In 2004, we initiated a focused capital improvements and property repositioning program to improve the valuation of our core asset portfolio and assets slated for sale. The Company’s divestiture program has, since January 1, 2004, resulted in the Company’s receiving gross proceeds of $51.3 million, or $72.1 million if we include the pending and under-contract sale of the Biltmore Club. As we continue to improve and then sell non-core assets, and potentially reinvest proceeds in assets located in our core markets, we hope to transform the Company’s real estate portfolio from a diverse array of assets in many markets to a geographically concentrated portfolio of premium assets.

“Although the equity market value of the Company has increased significantly since we announced our intention to evaluate alternatives to increase shareholder value, Wilshire remains committed to evaluate corporate transactions to improve the net asset value of the Company for shareholders. We believe that the actions initiated and completed by the Company since January 2004 and key actions anticipated for the ensuing months, have done and will do much to transform the Company into an attractive acquisition target or merger partner.”

ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged primarily in the ownership and management of real estate investments in the United States including the sunbelt states of Arizona, Florida, and Texas.

FORWARD-LOOKING STATEMENT:
The non-historical statements (including the statements regarding the Company’s plans to divest portions of its real estate portfolio, its plans to acquire property in Arizona and its overall strategies) in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such projections. Such risks and uncertainties include uncertainties inherent in any attempt to purchase or sell one or more real estate properties at an acceptable price, environmental risks relating to the Company’s real estate properties, competition, the substantial capital expenditures required to maintain the Company’s real estate operations, market and economic changes in areas where the Company holds real estate properties, interest rate fluctuations, the possibility that business or market factors cause the Company to vary from its current plans, the impact of changing economic conditions, the risk that the Company may realize in any sale substantially less than its asking price and other risks and uncertainties disclosed in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission.

For stockholder inquiries: please contact Dan Pryor at 201-420-2796.